UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 14, 2013

GABRIEL TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23415 (Commission File Number)	22-3062052 (I.R.S. Employer Identification No.)

273 Green Street, No. 4

San Francisco, California 94133

(Address of Principal Executive Offices)

(402) 614-0258

(Registrant’s Telephone Number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP.

On February 14, 2013, Gabriel Technologies Corporation, a Delaware corporation (“we,” “us,” “our” or “Gabriel”), and its wholly owned subsidiary, Trace Technologies, LLC, a Nevada limited liability company ("Trace"), each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California, San Francisco Division (the “Bankruptcy Court”).

Gabriel's and Trace's Chapter 11 cases are administered by the Bankruptcy Court as Case Nos. 13-30340 and 13-30341, respectively. Upon the filing of the bankruptcy petitions, Gabriel and Trace became debtors-in-possession of their respective estates, and the automatic stay provisions set forth in Section 362(a) of the United States Bankruptcy Code became effective.  Gabriel and Trace expect to propose and prosecute a joint plan of reorganization as soon as practicable.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 14, 2013, we appointed Byron G. Nelson as our interim Chief Executive Officer.

Mr. Nelson, 76, an attorney at the Law Office of Byron G Nelson, has provided for the past thirty five years legal representation to various factoring/commercial finance entities licensed by the California Department of Corporations as finance lenders. A majority of his work has been for entities owned by and/or affiliated with David B. Clark, a director of Gabriel and manager of Trace, such as Riviera Finance of Texas, Inc., a private company. Mr. Nelson predominantly advises in connection with transactional and commercial debt collection. Mr. Nelson earned a J.D. from San Fernando Valley College of Woodland Hills, California, and a bachelor of arts in political science from UCLA.

There is no family relationship between Mr. Nelson and any of Gabriel's officers and directors, and Mr. Nelson is not a party to any transaction with Gabriel of the type required to be disclosed under Section 404(a) of Regulation S-K.

Effective February 14, 2012, prior to Mr. Nelson's appointment as our interim Chief Executive Officer, George Tingo resigned as our President, Chief Executive Officer, Principal Executive Officer, and as a director. Mr. Tingo's resignation is not the result of a disagreement with Gabriel on any matter relating to our operations, policies or practices. Mr. Tingo resigned in order to pursue other professional opportunities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GABRIEL TECHNOLOGIES CORPORATION By: /s/ Byron G. Nelson _________ Byron G. Nelson Chief Executive Officer
Dated: March 1, 2013

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